UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2026

Chaince Digital Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36896	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, Fl 41, New York, NY 10019

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 678-9653

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value US$0.004 per share	CD	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On January 23, 2026, Chaince Digital Holdings Inc. (the “Company”) dismissed OneStop Assurance PAC (“OneStop”) as the Company’s independent registered public accounting firm, effective immediately. OneStop, a Singapore-based firm that is registered with the Public Company Accounting Oversight Board (PCAOB), determined that it could not continue to serve as the Company’s independent registered public accounting firm because the Company’s principal executive offices are located in the United States.

The audit reports of OneStop on the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change the Company’s independent registered public accounting firm was approved by the Audit Committee of the Board of Directors of the Company.

During the Company’s two most recently completed fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through the date of dismissal, there were no disagreements between the Company and OneStop on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of OneStop, would have caused OneStop to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements. During the Company’s two most recently completed fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through the date of dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided OneStop with a copy of this report on Form 8-K in accordance with Item 304(a)(3) of Regulation S-K prior to its filing with the Securities and Exchange Commission and requested that OneStop furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of OneStop’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On January 24, 2026, following the approval of the Audit Committee of the Board of Directors, the Company appointed Tang Qian & Associates (“Tang Qian”) as the Company’s new independent registered public accounting firm for and with respect to the year ended December 31, 2025.

During the Company’s two most recently completed fiscal years and through the date of the Company’s appointment of Tang Qian, the Company did not consult with Tang Qian regarding: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written or oral advice was provided by Tang Qian that was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Item 8.01. Other Events.

On January 26, 2026, the Board of Directors of the Company determined that the Company will cease reporting as a foreign private issuer and will instead file periodic reports with the Securities and Exchange Commission (the “SEC”) as a domestic issuer on a voluntary basis.

The Company currently qualifies as a foreign private issuer under Rule 3b-4 of the Securities Exchange Act of 1934, as amended. Beginning with its annual report for the fiscal year ended December 31, 2025, the Company expects to file its annual report on Form 10-K and to file its quarterly reports on Form 10-Q and current reports on Form 8-K, in each case in lieu of Form 20-F and Form 6-K, respectively.

The information contained under this Item 8.01 in this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter to the Securities and Exchange Commission from OneStop Assurance PAC regarding the matters disclosed in Item 4.01 of this Current Report on Form 8-K.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2026

CHAINCE DIGITAL HOLDINGS INC.

By:	/s/ Shi Qiu
Name:	Shi Qiu
Title:	Chief Executive Officer